Exhibit 10.3

SECOND AMENDMENT TO

EMPLOYMENT AGREEMENT

THIS SECOND AMENDMENT TO EMPLOYMENT AGREEMENT (the “Second Amendment”) is made this 15th day of December, 2016, effective as of January 1, 2017 (the “Effective Date”), by and between PINNACLE ENTERTAINMENT, INC., a Delaware corporation (the “Company”), and NEIL E. WALKOFF, an individual (“Executive”), with respect to the following facts and circumstances:

RECITALS

The Company and Executive entered into an Employment Agreement on October 13, 2014 (the “Employment Agreement”), with Executive having a base salary of Five Hundred Twenty Five Thousand Dollars ($525,000) per year.

On December 21, 2015, effective as of January 1, 2016, the Company and Executive entered into that certain First Amendment to Employment Agreement (the “First Amendment” and, together with the Employment Agreement, the “Agreement”).

Effective as of January 1, 2017, the Company and Executive desire to amend the Agreement to increase Executive’s base salary to Five Hundred Seventy Five Thousand Dollars ($575,000) per year.

NOW, THEREFORE, in consideration of the mutual promises, covenants and agreements set forth herein, the parties hereto agree as follows:

AMENDMENT

1. Effective as of January 1, 2017, Article 3, Section 3.1 of the Agreement (Base Salary) is hereby deleted in its entirety and replaced with the following new Article 3, Section 3.1:

“3.1 Base Salary. In consideration for Executive’s services hereunder, the Company shall pay Executive an annual base salary at the rate of Five Hundred Seventy Five Thousand Dollars ($575,000.00) per year effective as of January 1, 2017 through the end of the Term; payable in accordance with the Company’s regular payroll schedule from time to time (less any deductions required for Social Security, state, federal and local withholding taxes, and any other authorized or mandated similar withholdings).”

2. Except as modified herein, all other terms of the Agreement shall remain in full force and effect. In the event of a conflict between the terms of the Agreement and this Second Amendment, the terms of this Second Amendment shall apply. No modification may be made to the Agreement or this Second Amendment except in writing and signed by both the Company and Executive.

IN WITNESS WHEREOF, the parties hereto have caused this Second Amendment to be duly as of the date first written above.

EXECUTIVE	PINNACLE ENTERTAINMENT, INC.

/s/ Neil E. Walkoff	By:	/s/ Anthony M. Sanfilippo
Neil E. Walkoff		Anthony M. Sanfilippo,
Chief Executive Officer